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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 9, 2001


                               E-STAMP CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
          DELAWARE                           0-27417                          76-0518568
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                           IDENTIFICATION NUMBER)
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                               2051 STIERLIN COURT
                             MOUNTAIN VIEW, CA 94043
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (650) 919-7500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER EVENTS

        On May 9, 2001 E-Stamp filed a registration statement on Form S-4 which includes the audited financial statements of E-Stamp as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000. These financial statements have been audited by Ernst & Young LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about E-Stamp's ability to continue as a going concern if E-Stamp fails to complete its proposed merger with Learn2.com, Inc., as described in Note 1 to the financial statements) dated February 20, 2001, except for the third paragraph of Note 1, as to which the date is April 20, 2001. These audited financial statements are included in this Form 8-K as Exhibit 99.1.

        Since the date of Ernst & Young LLP's completion of their audit and the initial issuance of their report dated February 20, 2001, E-Stamp announced its intention to cease its current business operations prior to its proposed merger with Learn2.com. Accordingly, Ernst & Young LLP have re-issued their report to include an explanatory paragraph describing this condition that raises substantial doubt about E-Stamp's ability to continue as a going concern.

        E-Stamp has agreed to merge with Learn2.com, Inc. pursuant to the terms of an agreement and plan of merger dated April 19, 2001. E-Stamp will be the surviving company upon completion of the merger, and E-Stamp intends to continue the historical business of Learn2 after the merger. E-Stamp announced in April that prior to completion of the merger it will phase out its existing transportation management solutions business.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (C) Exhibits

        23.1 Consent of Ernst & Young LLP.

        99.1 Audited financial statements of E-Stamp Corporation as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000.


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               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2001           E-STAMP CORPORATION

                             By:   /s/  Edward Malysz
                                -------------------------------
                             Edward Malysz
                             Vice President and
                             General Counsel


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                                INDEX TO EXHIBITS


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
EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
23.1           Consent of Ernst & Young LLP.

99.1 Audited financial statements of E-Stamp Corporation as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000.
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